Exhibit 99.1

Freescale Semiconductor Announces First Quarter 2012 Results

AUSTIN, Texas--(BUSINESS WIRE)--April 19, 2012--Freescale Semiconductor Holdings I, Ltd. (NYSE:FSL) today announced financial results for the first quarter ended March 30, 2012. Highlights include:

GAAP Results

  Net sales of $950 million
  Gross margin of 42.3%
  Operating earnings of $168 million
  Loss per share of $.04

Non GAAP Results*

  Adjusted operating earnings of $119 million
  Loss per share of $.04

“First quarter results represented solid execution for Freescale,” said Rich Beyer, chairman and CEO. “Despite some challenges experienced by our end markets, we maintained solid gross margins and cash and made improvements to our capital structure. Looking ahead, we see market stabilization and improving trends that have us well positioned for improvements in revenue and profitability.”

First Quarter Highlights

Net sales for the first quarter of 2012 were $950 million, compared to $1.01 billion in the fourth quarter of 2011 and $1.19 billion in the first quarter of last year.

Income from operations for the three months ended March 30, 2012 was $168 million, compared to $136 million in the fourth quarter of 2011 and a loss of $3 million in the first quarter of 2011. Income from operations for the first quarter of 2012 benefited from the partial settlement of an insurance claim for business interruption following the damage to Freescale’s Sendai, Japan fabrication facility during the earthquake in March 2011. These benefits were partially offset by costs associated with closing this facility. The net benefit from these activities for the first quarter of 2012 was $52 million.

The net loss for the first quarter of 2012 was $9 million, or $.04 per share, compared to a loss of $6 million, or $.02 per share, in the fourth quarter of 2011 and a loss of $148 million, or $.75 per share, in the first quarter last year. The net loss for the first quarter of 2012 included $28 million in charges associated with completion of new financing under the senior secured credit facilities and redemption of $500 million principal amount of Senior Subordinated Notes completed during the first quarter.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended March 30, 2012 were $119 million compared to earnings of $144 million in the fourth quarter of 2011 and $201 million in the first quarter of 2011.

The Adjusted net loss (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended March 30, 2012 was $9 million, or a loss of $.04 per share, compared to earnings of $18 million, or $.07 per share, in the fourth quarter of 2011 and $57 million, or $.29 per share, in the first quarter of 2011.

Descriptions of EBITDA, Adjusted EBITDA, adjusted operating earnings (loss), adjusted net earnings (loss) and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

Effective January 1, 2012 the company created two new strategic product groups – Networking & Multimedia Solutions (NMSG) and Automotive, Industrial & Multi-Market Solutions (AISG). NMSG includes our networking processors, applications processors, and radio frequency products. AISG includes our microcontroller, analog and sensor products. The company began reporting net sales based on the new product group structure effective with its first quarter 2012 results and will provide a historical summary on its web site at freescale.com/investor.

The company’s net sales figures for the first quarter were as follows:

  AISG net sales were $527 million, compared to $547 million in the fourth quarter of 2011 and $620 million in the first quarter of 2011.
  NMSG net sales were $317 million, compared to $379 million in the fourth quarter of 2011 and $397 million in the first quarter of 2011.
  Cellular net sales were $66 million, compared to $41 million in the fourth quarter of 2011 and $138 million in the first quarter of 2011.
  Other net sales were $40 million, compared to $46 million in the fourth quarter of 2011 and $39 million in the first quarter of 2011.

Second Quarter 2012 Outlook

For the second quarter of 2012, the company expects:

  Net sales to be between $975 million and $1.025 billion;
  Gross margins to increase approximately 50 basis points on a sequential basis.

Other Financial Information

  Capital Expenditures were $20 million in the first quarter;
  Cash and Cash Equivalents were $760 million;
  EBITDA* was $183 million; and
  Adjusted EBITDA* for the latest twelve months ending March 30, 2012 was $1.12 billion.

*(Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.)

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time on April 19, 2012. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in embedded processing solutions, providing industry leading products that are advancing the automotive, consumer, industrial and networking markets. From microprocessors and microcontrollers to sensors, analog integrated circuits and connectivity - our technologies are the foundation for the innovations that make our world greener, safer, healthier and more connected. Some of our key applications and end-markets include automotive safety, hybrid and all-electric vehicles, next generation wireless infrastructure, smart energy management, portable medical devices, consumer appliances and smart mobile devices.

The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. http://www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2012.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	Mar 30,	Dec 31,	April 1,
	2012	2011	2011

Net sales	$950	$1,013	$1,194
Cost of sales	548	600	710
Gross margin	402	413	484
Selling, general and administrative	102	113	131
Research and development	181	188	202
Amortization expense for acquired intangible assets	3	44	63
Reorganization of business and other	(52)	(68)	91
Operating earnings (loss)	168	136	(3)
Loss on extinguishment or modification of long-term debt, net	(28)	-	-
Other expense, net	(135)	(131)	(148)
Income (loss) before income taxes	5	5	(151)
Income tax expense (benefit)	14	11	(3)
Net loss	$(9)	$(6)	$(148)

Loss per common share:
Basic	($0.04)	($0.02)	($0.75)
Diluted	($0.04)	($0.02)	($0.75)

Weighted average common shares outstanding:
Basic	247	246	197
Diluted	251	248	197

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	Mar 30,	Dec 31,	April 1,
	2012	2011	2011

Adjusted gross margin	$402	$445	$532
Incremental depreciation expense (a)(g)	-	32	48
Gross margin	$402	$413	$484

Adjusted operating earnings	$119	$144	$201
Incremental depreciation expense (a)(g)	-	32	50
Amortization expense for acquired intangible assets (a)	3	44	63
Reorganization of business and other (f)	(52)	(68)	91
Operating earnings (loss)	$168	$136	$(3)

Adjusted net (loss) earnings	$(9)	$18	$57
Purchase price accounting impact (a)	3	76	108
Non-cash share-based compensation expense (b)	9	8	7
Fair value adjustment on interest rate and commodity derivatives (c)	2	-	-
Deferred and non-current tax impact (d)	10	8	(6)
Loss on extinguishment or modification of long-term debt, net (e)	28	-	-
Reorganization of business and other (f)	(52)	(68)	91
Other (g)	-	-	5
Net loss	$(9)	$(6)	$(148)

Adjusted net (loss) earnings per common share:
Basic	($0.04)	$0.07	$0.29
Diluted	($0.04)	$0.07	$0.29

Weighted average common shares outstanding:
Basic	247	246	197
Diluted	251	248	197

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	Mar 30,	Dec 31,	April 1,
	2012	2011	2011

Automotive, Industrial & Multi-Market Solutions (1)	$527	$547	$620
Networking & Multimedia Solutions (2)	317	379	397
Cellular (3)	66	41	138
Other (4)	40	46	39
	$950	$1,013	$1,194

(1) Automotive, Industrial & Multi-Market Solutions include our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics, Analog & Sensors products.

(2) Networking & Multimedia Solutions include our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. These technologies support Networking Systems, Digital Home Operation, Multimedia Applications and Radio Frequency products.

(3) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(4) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies and other miscellaneous items.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	Mar 30,	Dec 31,	April 1,
	2012	2011	2011

ASSETS
Cash and cash equivalents	$760	$772	$1,035
Accounts receivable, net	434	459	474
Inventory, net	816	803	742
Other current assets	197	198	267
Total current assets	2,207	2,232	2,518

Property, plant and equipment, net	745	772	976
Intangible assets, net	85	84	253
Other assets, net	334	327	350
Total assets	$3,371	$3,415	$4,097

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt and capital lease obligations	$6	$2	$34
Accounts payable	346	347	400
Accrued liabilities and other	411	451	616
Total current liabilities	763	800	1,050

Long-term debt	6,579	6,589	7,575
Other liabilities	501	506	548

Shareholders' deficit	(4,472)	(4,480)	(5,076)
Total liabilities and shareholders' deficit	$3,371	$3,415	$4,097

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended
(in millions)	Mar 30,	Dec 31,	April 1,
	2012	2011	2011

Cash flows from operations	$63	$48	$25

Cash flows from investing activities	$(39)	$(17)	$(38)

Cash flows from financing activities	$(39)	$(1)	$(9)

Effect of exchange rate changes on cash and cash equivalents	$3	$(2)	$14

Freescale Semiconductor Holdings I, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended
(in millions)	Mar 30,	Dec 31,	April 1,
	2012	2011	2011

EBITDA excluding the effects of other items	$183	$216	$287
Fair value adjustment on interest rate and commodity derivatives (c)	2	-	-
Loss on extinguishment or modification of long-term debt, net (e)	28	-	-
Reorganization of business and other (f)	(52)	(68)	91
EBITDA	205	284	196
Depreciation	47	83	114
Amortization*	20	63	84
Interest expense, net	133	133	149
Income tax expense (benefit)	14	11	(3)
Net loss	$(9)	$(6)	$(148)

(in millions)	Twelve months ended Mar 30, 2012

Net loss	$(271)
Interest expense, net	547
Income tax expense	45
Depreciation and amortization expense*	575
Non-cash share-based compensation expense (b)	29
Fair value adjustment on interest rate and commodity derivatives (c)	2
Loss on extinguishment or modification of long-term debt, net (e)	125
Reorganization of business and other (f)	(61)
Cost savings (h)	99
Other terms (i)	34
Adjusted EBITDA	$1,124

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) Includes the effects of purchase price accounting relating to our acquisition by a consortium of investors in 2006 and our acquisition of SigmaTel, Inc. in 2008, including, as applicable, depreciation expense associated with the property, plant and equipment step up to fair value and amortization expense for acquired intangible assets related to developed technology and tradenames/trademarks.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”

(c) Reflects the change in fair value of our interest rate and commodity derivatives which are not designated as cash flow hedges under the provisions of ASC Topic 815, "Derivatives and Hedging.”

(d) Adjustments to reflect cash income tax expense.

(e) Reflects losses on extinguishments and modifications of our long-term debt, net.

(f) Reflects losses related to our reorganization of business programs and other charges.

(g) Includes the acceleration of depreciation relating to the closure of certain of our 150mm manufacturing facilities.

(h) Reflects costs savings that we expect to achieve from initiatives commenced prior to December 31, 2009 under our reorganization of business programs that are in process or have already been completed.

(i) Reflects adjustments required by our debt instruments, including management fees payable to our Sponsors, relocation expenses and other items.

Note 1

Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under U.S. GAAP. Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin and operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures. A reconciliation of adjusted gross margin to gross margin and adjusted operating earnings (loss) to operating earnings (loss), the most directly comparable U.S. GAAP measures, has been included in the preceding tables.

Adjusted net earnings (loss) is net earnings (loss), adjusted for certain items that we believe are not indicative of the performance of our ongoing operations. We present adjusted net earnings (loss) as a supplemental performance measure. We believe adjusted net earnings (loss) is helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings (loss) facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings (loss) for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings (loss) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings (loss) only supplementally. A reconciliation of adjusted net earnings (loss) to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the agreement and indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings (loss) adjusted for certain non-cash and other items that are included in net earnings (loss). The ability of our subsidiaries to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings (loss), which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor Holdings I, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com